                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              INNOPET BRANDS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
[X]  No fee.

        1) Title of each class of securities to which transaction applies:

           _________________________________________________________________

        2) Aggregate Number of securities to which transaction applies:

           _________________________________________________________________

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           _________________________________________________________________

        4) Proposed maximum aggregate value of transaction:

           _________________________________________________________________

        5) Total fee paid:

[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

           _________________________________________________________________

        2) Form, Schedule or Registration Statement No.:

           _________________________________________________________________

        3) Filing Party:

           _________________________________________________________________

        4) Date Filed:

           _________________________________________________________________

                              INNOPET BRANDS CORP.
                        1 East Broward Blvd., Suite 1100
                         Fort Lauderdale, Florida 33301
                                 (954) 453-2400



                                                                  April 30, 1998


Dear Shareholders:

        On behalf of the Board of Directors and management of InnoPet Brands Corp. (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders to be held on Wednesday, June 25, 1998, at 10:00 a.m., at the Doubletree Ocean Front Hotel, located at 440 Seabreeze Blvd., Fort Lauderdale, Florida 33316.

        The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition, the directors and executive officers of the Company will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is the Company's Annual Report. This report describes the financial and operational activities of the Company.

        Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person even if you have previously mailed in a proxy card.

        We look forward to greeting our shareholders at the meeting.

                                             Sincerely,


                                             Marc Duke
                                             Chairman of the Board and
                                             Chief Executive Officer

                              INNOPET BRANDS CORP.
                        1 East Broward Blvd., Suite 1100
                         Fort Lauderdale, Florida 33301
                                 (954) 453-2400

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 25, 1998

                                 --------------

TO THE SHAREHOLDERS OF
INNOPET BRANDS CORP.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of InnoPet Brands Corp., a Delaware corporation ("Company"), will be held at the Doubletree Ocean Front Hotel, located at 440 Seabreeze Blvd., Fort Lauderdale, Florida 33316, on Wednesday, June 25, 1998, at 10:00 a.m., for the following purposes:


        1. To elect directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

        2. To consider and act upon a proposal to amend the Company's certificate of incorporation in order to increase the number of shares of stock authorized for issuance thereunder;

        3. To consider and act upon a proposal to approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares authorized for issuance thereunder; and

        4. To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on April 28, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's offices at 1 East Broward Blvd., Suite 1100, Fort Lauderdale, Florida 33301 for ten (10) days prior to June 25, 1998.

        Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at anytime before it is voted.


                                             By Order of the Board of Directors,



                                             Michael Winer,
                                             Secretary
Fort Lauderdale, Florida
April 30, 1998

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT, ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

                              INNOPET BRANDS CORP.
                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----
PROXY STATEMENT...........................................................-1-

INFORMATION CONCERNING VOTE...............................................-1-
General...................................................................-1-
Voting Rights and Outstanding Shares......................................-1-
Revocability of Proxies...................................................-1-
Voting Procedures.........................................................-2-

ELECTION OF THE BOARD OF DIRECTORS........................................-2-
Director Nominees.........................................................-2-
Committees of the Board of Directors and Meeting Attendees................-3-
Executive Officers........................................................-3-

EXECUTIVE COMPENSATION AND OTHER INFORMATION..............................-4-
Summary Compensation Table................................................-4-
Directors' Compensation...................................................-4-
Employment Contracts and Termination of Employment
and Change-In-Control Arrangements........................................-4-

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...................-6-
Summary of the Company's 1996 Stock Option Plan...........................-6-

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
AND TO INCREASE THE NUMBER OF SHARES
AUTHORIZED TO BE ISSUED...................................................-6-

PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN
TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE THEREUNDER........................................-7-

OTHER MATTERS ARISING AT THE ANNUAL MEETING...............................-7-

PRINCIPAL SHAREHOLDERS....................................................-7-
Security Ownership of Certain Beneficial Owners...........................-7-
Security Ownership of Management..........................................-8-

INTERESTED PARTY TRANSACTIONS.............................................-9-

SHAREHOLDER PROPOSALS....................................................-11-

COST OF SOLICITATION OF PROXIES..........................................-11-

INDEPENDENT PUBLIC ACCOUNTANTS...........................................-11-

SECTION 16(a) REPORTING DELINQUENCIES....................................-11-

ANNUAL REPORT ON FORM 10-KSB.............................................-12-

                              INNOPET BRANDS CORP.
                        1 East Broward Blvd., Suite 1100
                         Fort Lauderdale, Florida 33301
                                 (954) 453-2400

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                       For Annual Meeting of Shareholders
                           to be Held on June 25, 1998

                                 --------------

Approximate Mailing Date of Proxy Statement and Form of Proxy:  April 30, 1998.


                           INFORMATION CONCERNING VOTE

General

                  This Proxy Statement and the enclosed form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of InnoPet Brands Corp., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders to be held on Wednesday, June 25, 1998, at 10:00 a.m., and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at the Doubletree Ocean Front Hotel, located at, 440 Seabreeze Blvd., Fort Lauderdale, Florida 33316.

Voting Rights and Outstanding Shares

                  Only shareholders of record at the close of business on April 28, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on April 15, 1998, 5,553,169 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Annual Meeting.

Revocability of Proxies

                  A shareholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company, at the above address, or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted: (1) FOR the election as directors of all the nominees named below under the caption "ELECTION OF DIRECTORS;" (2) FOR the amendment to the certificate of incorporation which will increase the number of authorized shares to be issued thereunder as discussed below under the caption "PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED;" and (3) FOR the amendment to the Company's 1996 Stock Option Plan which will increase the number of shares authorized for issuance thereunder as discussed below under the caption "PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER." In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the meeting and upon such other business matters or proposals as may properly come before the meeting that the Board of Directors of the Company does not know a reasonable time prior to this solicitation will be presented at the meeting.

Voting Procedures

                  All votes shall be tabulated by the inspector of elections appointed for the Annual Meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence of a quorum for the Annual Meeting, defined here as a majority of the votes entitled to be cast at the Annual Meeting, is required. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

                  Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. The amendment to the certificate of incorporation increasing the number of authorized shares thereunder, and the amendment to the 1996 Stock Option Plan increasing the number of shares authorized for issuance thereunder both must be approved by holders of a majority of the outstanding shares of stock entitled to vote.


                       ELECTION OF THE BOARD OF DIRECTORS

                  The Board of Directors has nominated six (6) persons to be elected as Directors at the Annual Meeting and to hold office until the next annual meeting or until their successors have been duly elected and qualified. It is intended that each proxy received by the Company will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL THE DIRECTOR NOMINEES.

Director Nominees

                  The following table sets forth certain information with respect to the director nominees:


                                                       Company Position                         Director of the
Name                      Age                          and Offices Held                          Company Since
------------------------  ---      --------------------------------------------------------- -----------------
Marc Duke                 51       Chairman of the Board and Chief Executive Officer             January 1996
John Bieber               53       Vice President of Marketing and Director                       June 1997
Albert A. Masters         66       Vice President, Private Label Sales and Director               June 1996
Curtis Granet             48       Director                                                       June 1996
Richard P. Greene         41       Director                                                       June 1996
Burnett W. Donoho         58       Director                                                       March 1998

                  Marc Duke, age 51, is the Chairman of the Board of Directors and Chief Executive Officer of the Company and has held such positions since January 1996. He is also the Chairman of the Board of Directors and Chief Executive Officer of InnoPet, Inc. ("IPI") and its subsidiaries, and has held such positions since September 1995. IPI was formerly the parent of the Company and is a shareholder of the Company. From 1991-1992, he was President of Madison South International, Inc. ("Madison"), a national and international consulting company. From 1993 to 1995, he was President of The Original Pet Drink Company, a subsidiary of IPI.

                  John Bieber, age 53, is the Vice President of Marketing of the Company and has held such position since January 1997. From 1990 to 1996, Mr. Bieber was an independent marketing consultant.

                  Albert A. Masters, age 66, is the Vice President of Private Label Sales of the Company and has held such position since June 1996. From September 1995 to May 1996, Mr. Masters was the Vice President of Sales of IPI. From 1991 to 1995, he was a Vice President of Sales for Professional Laboratory Systems.

                  Curtis Granet, age 48, is a partner in the certified public accounting firm of Levine & Granet, C.P.A. in the State of New York, and has held such position since 1979.

                  Richard P. Greene, age 41, is an attorney engaged in the practice of corporate and securities law in the State of Florida and has maintained his own practice since 1988. He is the Secretary of IPI.

                  Burnett W. Donoho, age 58, has 33 years of experience in top positions in retailing, more recently as Vice Chairman and Chief Operating Officer of Montgomery Ward. From June 1995 to January 1996, Mr. Donoho served as a consultant and chief operating officer of Broadway, a retail chain. From July 1992 to December 1994, Mr. Donoho served as the Vice Chairman and Chief Operating Officer of Macy's East. Prior to that he had also served as President and Chief Executive Officer of Marshall Field in Chicago and Gimbel's Midwest in Milwaukee.

Committees of the Board of Directors and Meeting Attendees

                  The Board of Directors held two meetings during fiscal year 1997. In March 1997, the Board of Directors appointed a Compensation and Stock Option Committee (the "Compensation Committee") and an Audit Committee.

                  The Compensation Committee is authorized to review and make recommendations to the Board of Directors on all matters regarding the remuneration of the Company's executive officers, including the administration of the Company's compensation plans. The current members of the Committee are Messrs. Duke and Granet. The Committee was formed in March 1997. It did not hold any meetings during fiscal year 1997.

                  The Audit Committee is responsible for making recommendations to the Board of Directors as to the selection of the Company's independent auditor, maintaining communication between the Board and the independent auditor, reviewing the annual audit report submitted by the independent auditor and determining the nature and extent of problems, if any, presented by such audit warranting consideration by the Board. The current members of the Audit Committee are Messrs. Duke and Granet. The Committee was formed in March 1997. It did not hold any meetings during fiscal year 1997.

Executive Officers

                  In addition to Messrs. Duke, Bieber and Masters, the executive officers of the Company are the following:

                  Linda Duke - Vice President of Operations, age 51. Ms. Duke has held such position since June 1996. From September 1995 to May 1996, she was the Director of Operations for IPI. From 1993 to 1995, she was the Director of Operations for The Original Pet Drink Company. Linda Duke is married to Marc Duke. From 1991- 1992 she was vice president of operations of Madison.

                  Michael L. Winer, age 38, is Vice President, Chief Financial Officer and Secretary of the Company and has held such positions since October 1997. From March 1997 to September 1997, Mr. Winer was the Executive Vice President of Operations and Finance for L. Luria's & Sons, Inc., a retail chain. From March 1996 to February 1997, Mr. Winer was Chief Financial Officer/Comptroller of CardioLife Corporation, a healthcare company. From June 1987 to March 1996, Mr. Winer served as Assistant Vice President of Finance (1987-1992), and later Vice

President of Finance (1992-1996) for several subsidiaries of Citibank, N.A. and Citicorp, Inc. Mr. Winer holds Certified Public Accountant, Certified Management Accountant, and Certified in Financial Management credentials.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

                  The following summarizes the aggregate compensation paid during 1997 to the Company's Chief Executive Officer and any officer who earned more than $100,000 in salary and bonus pursuant to their contracts:



                                                                                                     Long-Term
                                              Annual Compensation                               Compensation Awards
                                              -------------------                               -------------------
                                                                          Other Annual                        All Other
Name and Principal Position                Salary            Bonus        Compensation        Options       Compensation
---------------------------                ------            -----        ------------        -------       ------------
Marc Duke, Chief Executive Officer        $188,750            -0-           $10,000(1)          -0-              -0-

-------------

(1)  Represents car allowance payments to Mr. Duke.

Directors' Compensation

                  Non-employee directors receive a fee of $250 for each meeting of the Board attended and a fee of $125 for each meeting of any committee of the Board attended and reimbursement of their actual expenses. In addition, pursuant to the Company's 1996 Stock Option Plan (the "Plan"), each non-employee director will be granted options to purchase 2,500 shares of Common Stock per annum at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant which shall be the last trading date in November of each year. These option grants began in November 1997.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

                  In June 1997, the Company and substantially all executive officers agreed to reduce immediately all executive's salary by 25%. As of April 15, 1998, this reduction in base salary was still in place.

                  The Company has entered into an employment agreement with Mr. Marc Duke, Chief Executive Officer, which expires on May 31, 2000. Mr. Duke currently receives a base salary of $250,000. Under the terms of the agreement, Mr. Duke is eligible to receive a bonus of up to 25% of his base salary at the discretion of the Board of Directors and a performance bonus to be determined each year by the Board of Directors. If the agreement is terminated by the Company without cause, he is entitled to receive three times his average annual salary over the course of the previous five years (or for whatever lesser period he has been employed.) Such payment shall be paid half on the date of termination and the balance six months thereafter. In the event there is a change-in-control of the Company, and Mr. Duke is terminated, he is entitled to receive a payment equal to three times his average annual salary and bonus over the course of the previous five years (or for whatever lesser period he has been employed.) Such payment shall be paid half on the date of the change-in-control and the other half six months thereafter. The agreement also contains certain restrictions on competition.

                  The Company entered into an employment agreement with Mr. John Bieber, Vice President of Marketing, as of January 6, 1997, which expires on December 31, 1999. The agreement will automatically renew for one (1) additional year unless terminated by the Company or Mr. Bieber. Mr. Bieber currently receives a base salary of $100,000. Under the terms of the agreement, Mr. Bieber is eligible to receive a merit bonus at the discretion of the Board of Directors. The agreement provides that if Mr. Bieber is terminated without cause, he is entitled to receive a severance payment equal to six months of his annual salary payable over the six months following his termination. As part of the agreement, Mr. Bieber has been granted options to purchase 25,000 shares of Common Stock of the Company. The options vest over three years beginning on December 31, 1997. The agreement also contains certain restrictions on competition.

                  The Company has entered into an employment agreement with Ms. Linda Duke, Vice President of Operations. The agreement expires on May 31, 1999 and contains an automatic renewal for one (1) additional year unless terminated by the Company or Ms. Duke. Ms. Duke currently receives a base salary of $82,500. Under the terms of the agreement, Ms. Duke is eligible to receive a merit bonus at the discretion of the Board of Directors. The agreement provides that if Ms. Duke is terminated without cause, she is entitled to receive a severance payment equal to six months of her annual salary payable over the six months following her termination. The agreement also contains certain restrictions on competition.

                  The Company has entered into an employment agreement with Mr. Albert Masters, Vice President of Private Label Sales. The agreement expires on May 31, 1999 and contains an automatic renewal for one (1) additional year unless terminated by the Company or Mr. Masters. Mr. Masters currently receives a base salary of $104,000. Under the terms of the agreement, Mr. Masters is eligible to receive a merit bonus at the discretion of the Board of Directors. The agreement provides that if Mr. Masters is terminated without cause, he is entitled to receive a severance payment equal to six months of his annual salary payable over the six months following his termination. The agreement also contains certain restrictions on competition.

                  The Company has entered into an employment agreement with Mr. Michael Winer, Vice President and Chief Financial Officer. The agreement expires on December 31, 2000 and contains an automatic renewal for one (1) additional year unless terminated by the Company or Mr. Winer. Mr. Winer currently receives a base salary of $104,000. Under the terms of the agreement, Mr. Winer is eligible to receive a merit bonus at the discretion of the Board of Directors. Mr. Winer's base salary will increase by $25,000 when the Company reports net income after taxes, in accordance with generally accepted accounting principles consistently applied, for three (3) consecutive calendar months. The agreement provides that if Mr. Winer is terminated without cause, he is entitled to receive a severance payment equal to six months of his annual salary payable over the six months following his termination. The agreement also contains certain restrictions on competition.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

                  It is the duty of the Compensation Committee to develop, administer and review the Company's compensation plans, programs and policies, to monitor the performance and compensation of executive officers and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation.

                  The Company's compensation program is intended to motivate, retain and attract management, linking incentives to financial performance and enhanced shareholder value. The program's fundamental philosophy is to tie the amount of compensation "at risk" for an executive to his or her contribution to the Company's success in achieving superior performance objectives.

                  The compensation program currently consists of two components:
(1) a base salary as set forth in each executive's employment agreement, and (2) the potential for an annual cash and/or stock option bonus of a percentage of the executive's base salary, depending upon the satisfaction of certain performance criteria annually set by the Compensation Committee for each position and evaluated at the end of each fiscal year. The criteria may relate to overall Company performance, the individual executive's performance or a combination of the two, depending upon the particular position at issue. The second component constitutes the "at risk" portion of the compensation program.

                           The Compensation Committee


                           Marc Duke and Curtis Granet

April 20, 1998


Summary of the Company's 1996 Stock Option Plan

         The purpose of the Plan is to enable the Company to attract, retain and motivate persons employed by the Company, including officers and directors, in managerial capacities on a full-time basis, by providing such persons with a proprietary interest in the Company and its performance. A total of 400,000 shares of Common Stock are reserved for issuance under the Plan of which 168,500 have been granted as of March 28, 1998. The Plan provides for the award of options, which may either be incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options ("NQOs") which are not subject to special tax treatment under the Code. The Plan is administered by the Compensation Committee. Officers, directors, and employees of, and consultants to, the Company are eligible to receive options under the Plan. Subject to certain restrictions, the Compensation Committee is authorized to designate the number of shares to be covered by each award, the terms of the award, the dates on which and the rates at which options or other awards may be exercised, the method of payment and other terms.


               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                        TO INCREASE THE AMOUNT OF SHARES
                             AUTHORIZED TO BE ISSUED

         The Board of Directors is hereby submitting to the shareholders of the Company for their approval a proposed amendment of the Certificate of Incorporation to increase the amount of shares authorized to be issued. Pursuant to the Company's Certificate of Incorporation, an aggregate of 30,000,000 shares of capital stock, of which 25,000,000 shares shall be Common Stock and 5,000,000 shall be preferred stock par value $.01 per share (the "Preferred Stock") are authorized for issuance. The Board of Directors believes that an increase in the authorized shares under the Certificate of Incorporation is necessary to accommodate, among other things, the conversion rights of the holders of the Series A Preferred Convertible Stock and the Series B Preferred Stock and to accommodate certain financing agreements the Company has previously entered into. Accordingly, on April 3, 1998, the Board of Directors adopted, subject to shareholder approval, an amendment to the Certificate of Incorporation that increases the number of shares of capital stock authorized for issuance thereunder to a total of 85,000,000 shares, of which 75,000,000 shares shall be Common Stock, and 10,000,000 shares shall be Preferred Stock.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


                  PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN
                        TO INCREASE THE NUMBER OF SHARES
                       AUTHORIZED FOR ISSUANCE THEREUNDER

         The Board of Directors approved an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 400,000 shares to 2,500,000 shares (the "Plan Amendment"). The Board of Directors believes that it is in the best interests of the Company and its shareholders to approve the Plan Amendment in order to help the Company secure and retain the services of key employees.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


                   OTHER MATTERS ARISING AT THE ANNUAL MEETING

         The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.


                             PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

         The following table sets forth, as of April 15, 1998, certain information about all persons who, to the Company's knowledge, were beneficial owners of 5% or more of Common Stock of the Company(1):

                                                      Amount and Nature
Name and Address of Beneficial Owner                of Beneficial Ownership         Percent of Class
----------------------------------------------  ---------------------------     --------------------
InnoPet Inc.                                             1,611,899                    29.5%
1 East Broward Boulevard
Fort Lauderdale, Florida 33301
Entrepreneurial Investors, Ltd.                          1,604,843 (2)                22.4%
Citibank Building
East Mall Drive
Freeport, Bahamas
Joseph Stevens & Company, L.P.                             450,000 (3)                 7.5%
33 Maiden Lane
New York, New York


                                                      Amount and Nature
Name and Address of Beneficial Owner                of Beneficial Ownership         Percent of Class
----------------------------------------------  ---------------------------     --------------------

Explorer Partners LLC                                 2,411,983 (4)                    30.3%
444 N. Michigan Avenue
Suite 2910
Chicago, Illinois 60611
HSBC James Capel Canada, Inc.                         1,000,000 (5)                    15.3%
105 Adelaide Street West
Suite 1200
Toronto, Ontario M5H 1P9
Canada

-------------------

(1) The table in this section is based upon information supplied by Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. Applicable percentage of ownership is based on 5,553,169 shares of Common Stock, which were outstanding on April 15, 1998.

(2) This number includes (i) 625,000 shares of Common Stock issuable upon conversion of 625,000 shares of Series A Preferred Stock at a conversion ratio of one share of Common Stock for one share of Series A Preferred Stock; (ii) 131,509 shares of Common Stock which will be issued as a dividend on the Series A Preferred Stock (represents the aggregate 4% dividend for a period of one year from the date of issuance assuming a price of $1.125, representing the closing bid price for the Common Stock of the Company as quoted on the OTC Electronic Bulletin Board on March 23,
      1998); (iii) 225,000 shares of Common Stock underlying 225,000 currently exercisable Redeemable Warrants; (iv) 600,000 shares of Common Stock being registered in connection with a $1.5 million loan (the "Loan") pursuant to which such shares were issued as security; and (v) 23,334 shares of Common Stock to be issued as interest on the Loan through January 15, 1997.

(3) Consists of (i) 225,000 shares of Common Stock which may be acquired, upon the exercise of warrants to purchase 225,000 units, each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock for $8.70 per share; and (ii) 225,000 shares of Common Stock underlying the warrants that may be acquired upon the exercise of the warrant to purchase the units.

(4) Represents: (i) 2,222,222 shares of Common Stock issuable upon conversion of 20,000 shares of Series B Preferred Stock, at a conversion price of $100 divided by $0.90 (represents 80% of the closing bid price for the Common Stock of the Company on the OTC Electronic Bulletin Board on March 23, 1998, and (ii) 189,761 shares of Common Stock which will be issued as a dividend on the Series B Preferred Stock (represents the aggregate 8% dividend for a period from the date of issuance through December 31, 1998 assuming a price of $1.125, representing the closing bid price for the Common Stock of the Company on the OTC Electronic Bulletin Board on March 23, 1998).

(5) Includes 1,000,000 shares of Common Stock being registered for offer by the Company in connection with (i) a proposed financing whereby the Company will issue a total of $3.6 million of Common Stock over a twenty-four month period based upon the payment of $150,000 each month at a per share purchase price equal to 80% of the lowest closing bid price for the Common Stock for the twenty trading days preceding each investment date; and (ii) the grant by the Company of an option to purchase up to a total of $50.0 million of Common Stock over a twenty-four month period commencing on the date of the offering of Common Stock and Redeemable Warrants, April 6, 1998 based upon a per share purchase price equal to 85% of the lowest closing bid price of the Common Stock for the five trading days preceding each investment date.

Security Ownership of Management

                  The following table sets forth, as of April 15, 1998, certain information with respect to the beneficial ownership of each class of the Company's equity securities by each director, director nominee and executive officer of the Company and all directors and executive officers of the Company as a group(1):


                                                         Amount and Nature of
           Name of Beneficial Owner(2)                   Beneficial Ownership                 Percent of Total
           ---------------------------                   --------------------                 ----------------
Marc Duke                                                    2,263,391(3)                          40.8%
Chief Executive Officer,
Chairman of the Board
John Bieber                                                     48,497(4)                            *
Vice President of Marketing, Director
Linda Duke                                                      34,797                               *
Vice President of Operations
Michael L. Winer                                                43,496                               *
Vice President and Chief Financial Officer
Albert A. Masters                                               43,497                               *
Vice President of Private Label Sales,
Director
Burnett W. Donoho                                             100,000(6)                            1.8%
Curtis Granet                                                 120,000(5)                            2.1%
Director
Richard Greene                                                 5,000(3)                              *
Director
All Officers and Directors as a Group                          2,493,391                           43.1%
(8 persons)

-------------------
*    Less than one percent (1%).
(1) Applicable percentage of ownership is based on 5,553,169 shares of Common Stock, which were outstanding on April 15, 1998.
(2) Unless otherwise indicated, address is c/o InnoPet Brands Corp., 1 East Broward Blvd., Suite 1100, Fort Lauderdale, Florida 33301.
(3) Includes 233,926 shares of Common Stock owned by management and current or former employees of the Company (including 34,797 shares owned by Linda Duke, Mr. Duke's wife), of which Mr. Duke has been given proxies to vote their shares. Also includes 1,611,899 shares of Common Stock owned by IPI as to which Mr. Duke disclaims beneficial ownership. Mr. Duke is the record owner of 417,566 shares of Common Stock.
(4) Includes 5,000 shares of Common Stock that may be acquired upon the exercise of a presently exercisable option.
(5) Includes 120,000 shares held by Curi Oil LLC. Mr. Granet is one of two members of this limited liability company and owns a 40% membership interest therein.
(6) Includes 100,000 shares of Common Stock that may be acquired upon the exercise of a presently exercisable option.


                          INTERESTED PARTY TRANSACTIONS

                  Capital for the development of the Company has been provided by IPI. From January 1996 through August 31, 1996, IPI made capital contributions of $2,221,348 in the form of costs and expenses ($1,323,125), funds used to purchase the KenVet formulations and inventories ($699,794), and financing costs ($198,429). In return, IPI received 1,182,432 shares of Common Stock. Additionally, on June 1, 1996, the Company sold 43,497 shares of Common Stock to IPI in exchange for $139,190. Mr. Duke is a principal shareholder of IPI.

                  The Company also issued a note, dated June 5, 1996, to IPI in the amount of $1,000,000 (the "IPI Note") which bore interest at one percent above the prime rate. The IPI Note had a term of five years. On June 1, 1996, the Company entered into a facilities agreement with IPI (the "Facilities Agreement") pursuant to which the Company has agreed to lease its offices, furnishings and equipment from IPI until April 30, 2001. The Company is required to pay an annual amount of approximately $349,000 to IPI for the lease of the offices, furnishings and equipment which represents a direct pass through of the rent expenses and reimbursement for the costs of equipment, furniture and fixtures. In addition, through December 23, 1997, IPI also provided $724,394 in working capital for inventories, costs and expenses, which were recorded as accounts payable by the Company. As of December 23, 1997, the balance payable for IPI was $543,828 reflecting the above working capital advances plus balances due less amounts paid under the facilities agreement.

                  In August 1997, IPI cancelled $91,000 of debt owed to it as consideration for the issuance of 26,000 shares of Common Stock by the Company in settlement of claims brought against IPI and the Company by certain investors.

                  On December 23, 1997 the Company entered into an exchange agreement with IPI (the "Exchange Agreement") pursuant to which, (i) principal and accrued interest in the aggregate amount of $773,702.97 payable pursuant to the IPI Note and (ii) accounts payable in the amount of $543,828.42, pursuant to the Facilities Agreement (collectively, the "Debt") was satisfied in exchange for Common Stock of the Company. On January 30, 1998 and February 26, 1998, the Company issued and delivered to IPI, and IPI accepted 317,478 and 79,329 shares of Common Stock, respectively, and discharged the Debt. Pursuant to the terms of the Exchange Agreement, the number of shares of Common Stock delivered to IPI was that number of shares of Common Stock equal to the sum of the Debt divided by a number equal to eighty percent (80%) of the average closing bid price for a share of Common Stock as reported on the Nasdaq Small-Cap Market for the five
(5) trading days immediately preceding the December 31, 1997 closing date (the "Exchange Rate"). Pursuant to the Exchange Agreement, the Exchange Rate shall be adjusted such that if, at any time during the one year period following the December 31, 1997 closing date, the average closing bid price for a share of the Company's Common Stock, as quoted on the OTC Electronic Bulletin Board, is less than or equal to $2.50 per share of Common Stock for forty-five (45) consecutive days, the Company shall issue to IPI additional shares of Common Stock equal to the difference between (a) the number of shares of Common Stock which would have resulted if the Debt had been exchanged at an Exchange Rate of $2.50 and (b) the number of the shares previously issued.

                  On June 1, 1996, the Company sold a total of 652,449 shares of Common Stock to Messrs. Duke and Masters and Ms. Duke and to 14 other employees of the Company at that time, in exchange for three-year notes to the Company bearing interest at 5.75% annually, in the aggregate principal amount of $2,087,839. The notes are secured by the shares owned by the employees. On February 6, 1998, Dana Vaughn, the former Vice President of the Company, assigned his 86,993 shares of Common Stock from the transaction and all the rights and obligations of the note serving such shares to Michael Winer and John Bieber.

                  On July 9, 1997, the Company issued a senior convertible note (the "Note") to Entrepreneurial Investors, Ltd ("EIL"), a Bahamas corporation and principal stockholder of the Company, in the principal amount of $1.5 million. The Note bore interest at a rate of 14% per annum and matured on January 15, 1998, such interest to be paid, at the option of the holder, in Common Stock valued at $4.50 per share. The Note is collateralized by 600,000 shares of Common Stock being registered in this offering and may be converted, at the option of EIL, into Common Stock at a conversion price of $4.50 per share. In connection with the loan, the Company issued 225,000 Redeemable Warrants to purchase 225,000 shares of Common Stock to EIL.

                  On December 4, 1997, the Company completed a private placement of four (4) units (the "Units"), each Unit consisting of a promissory note of the Company in the principal amount of $25,000 and bearing interest at the rate of 10% per annum and redeemable warrants to purchase 30,000 shares of the Company's Common Stock, expiring on December 5, 2001, at an exercise price of $6.00 per share. In connection with the private placement, the Company issued a placement note dated December 3, 1997 to Curi Oil Co. LLC, in the principal amount of $100,000. Curtis Granet, a director of the Company, holds a 40% membership interest in Curi Oil Co. LLC.

                  Richard Greene is a Director of the Company. The Company has paid Mr. Greene approximately $96,446 for various legal other and services which he has provided to the Company during 1997.

                              SHAREHOLDER PROPOSALS

                  A shareholder of the Company who wishes to present a proposal for action at the Company's 1998 Annual Meeting of Shareholders must submit such proposal to the Company, and such proposal must be received by the Company at its principal executive offices, no later than December 31, 1998.


                         COST OF SOLICITATION OF PROXIES

                  The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report and form of proxy. The solicitation will be conducted principally by mail, although directors, officers and employees of the Company (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such fiduciaries, and the Company may reimburse such persons for their reasonable expenses in so doing.


                         INDEPENDENT PUBLIC ACCOUNTANTS

                  Representatives of Rachlin Cohen & Holtz, which audited the Company's 1997 financial statements, are expected to be present at the Annual Meeting with the opportunity to make a statement, if they so desire, and they are expected to be available to respond to appropriate questions.


                      SECTION 16(a) REPORTING DELINQUENCIES

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the U.S. Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal year 1997, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

                          ANNUAL REPORT ON FORM 10-KSB

                  The Company is providing the Form 10-KSB as part of the Company's Annual Report to each person whose proxy is solicited. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-KSB, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Mr. Michael Winer, InnoPet Brands Corp., 1 East Broward Blvd., Suite 1100, Fort Lauderdale, Florida 33301. Each such request must set forth a good faith representation that, as of April 28, 1998, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. The Company incorporates herein the Annual Report by reference.


                                             By Order of the Board of Directors,



                                             Michael Winer
                                             Secretary

Fort Lauderdale, Florida
April 30, 1998